                                                                    EXHIBIT 12.1



                                ECONOPHONE, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                       FOR THE SIX MONTHS
                                                          FOR THE YEAR ENDED DECEMBER 31,                ENDED JUNE 30,
                                               -----------------------------------------------------  --------------------
                                                 1992       1993       1994       1995       1996       1996       1997
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before provision for taxes.....        123        206        799        121     (8,312)    (3,596)    (7,758)
Fixed charges................................         80         27        128        232        805        120      1,363
                                                     ---        ---        ---        ---  ---------  ---------  ---------
                                                     203        233        927        353     (7,507)    (3,476)    (6,395)
                                                     ---        ---        ---        ---  ---------  ---------  ---------
                                                     ---        ---        ---        ---  ---------  ---------  ---------
FIXED CHARGES:
  Interest...................................          0         19        103        167        379         92        307
  Accretion of preferred stock...............          0          0          0          0         15          0         45
  Rent attributable to interest factor.......         80          8         25         65        130         28        132
  Preferred stock dividend...................          0          0          0          0        281          0        879
                                                     ---        ---        ---        ---  ---------  ---------  ---------
                                                      80         27        128        232        805        120      1,363
                                                     ---        ---        ---        ---  ---------  ---------  ---------
                                                     ---        ---        ---        ---  ---------  ---------  ---------
Ratio of earnings to fixed charges...........        2.5        8.6        7.2        1.5     N/A        N/A        N/A
                                                     ---        ---        ---        ---  ---------  ---------  ---------
                                                     ---        ---        ---        ---  ---------  ---------  ---------
Deficiency of earnings available to cover
  fixed charges..............................     N/A        N/A        N/A        N/A        (7,507)    (3,476)    (6,395)
                                                     ---        ---        ---        ---  ---------  ---------  ---------
                                                     ---        ---        ---        ---  ---------  ---------  ---------


Income (loss) before provision for taxes.....    (18,846)
Fixed charges................................      1,363
                                               ---------
                                                 (17,483)
                                               ---------
                                               ---------
FIXED CHARGES:
  Interest...................................
  Accretion of preferred stock...............
  Rent attributable to interest factor.......
  Preferred stock dividend...................

Ratio of earnings to fixed charges...........     N/A
                                               ---------
                                               ---------
Deficiency of earnings available to cover
  fixed charges..............................    (17,483)
                                               ---------
                                               ---------